UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2023
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PLIANT THERAPEUTICS, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39303	47-4272481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Littlefield Avenue, South San Francisco, CA		94080
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 481-6770
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLRX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.

On September 28, 2023, Pliant Therapeutics, Inc., a Delaware Corporation (the “Company”) entered into a lease agreement (the “Oyster Point Lease”) with HCP BTC, LLC, a Delaware limited liability company (the “Landlord”). Pursuant to the terms of the Oyster Point Lease, the Company will lease approximately 100,904 rentable square feet at 331 Oyster Point Blvd, South San Francisco, California 94080 (the “Oyster Point Premises”) for a term of approximately seven years (the “Initial Term”), which the Company intends to use as laboratory and office space. The Initial Term of the Oyster Point Lease is expected to commence upon the date of the Landlord’s substantial completion of all of the tenant improvements (the “Lease Commencement Date”), but the Company will have the right to occupy the office portion of the Oyster Point Premises as soon as the tenant improvements in that portion are complete. The Oyster Point Lease provides for base rent payments starting at $0.26 million per month (taking into consideration an initial phase-in of the base rent obligation) in the first year of the Initial Term, and increase each year, up to $0.71 million per month during the last year of the Initial Term. The Company is also responsible for operating expenses of the Oyster Point Premises. The Company is required to provide a letter of credit to the Landlord in the amount of $1.43 million in connection with the Oyster Point Lease. The Oyster Point Lease may be extended for a period of eight years, at the option of the Company, at a rate to be based on the market lease rate for comparable property determined at the time of the extension. The Oyster Point Lease also provides for a right of first offer on the remaining space in the Oyster Point Premises.

The foregoing summary of the Oyster Point Lease does not purport to be complete and is qualified in its entirety by reference to the Oyster Point Lease, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement

In connection with the entry into the Oyster Point Lease, the Company entered into a termination agreement (the “Termination Agreement”) with Healthpeak OP, LLC, a Maryland limited liability company, successor-interest to HCP, Inc. (“Healthpeak”) with respect to the Company’s lease (the “Littlefield Lease”) of 260 Littlefield Avenue, South San Francisco, California 94080 (“Littlefield Premises”). The Littlefield Lease was originally expected to expire on June 30, 2025. The Termination Agreement provides that the Littlefield Lease will terminate 60 days after the Lease Commencement Date of the Oyster Point Lease (the “Termination Date”).

Pursuant to the Termination Agreement, the Company has agreed to vacate the Littlefield Premises and deliver exclusive possession to Healthpeak on or before the Termination Date. The Company will have no further obligations to pay rent or its share of the direct expenses from and after the Lease Commencement Date. No early termination penalties were required in connection with the termination of the Littlefield Lease.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03 to the extent required.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1*	Lease Agreement by and between HCP BTC, LLC and the Company, dated September 28, 2023.
10.2	Termination Agreement by and between Healthpeak OP, LLC and the Company, dated September 28, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Certain exhibits and schedules have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PLIANT THERAPEUTICS, INC.

Date: October 3, 2023	By:	/s/ Keith Cummings
Keith Cummings, M.D., MBA
Chief Financial Officer

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